UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Trinseo S.A. expects to hold a general meeting of shareholders on or about January 21, 2015 (the “General Meeting”) to approve its annual accounts and consolidated financial statements for the year ended December 31, 2013, as required by applicable Luxembourg law, and other related matters. This General Meeting of shareholders is in addition to the annual meeting of shareholders to be held later in 2015. We currently anticipate that the proxy statement and related proxy for the General Meeting will be made available to shareholders during the second week of December 2014.

For a shareholder proposal to be considered for inclusion in our proxy statement for the General Meeting, the Executive Vice President and General Counsel must receive the written proposal at our principal executive offices no later than November 28, 2014. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Trinseo S.A.

Attention: Executive Vice President and General Counsel

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312

Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ John A. Feenan
	Name:	John A. Feenan
	Title:	Executive Vice President and Chief Financial Officer

Date: November 10, 2014